UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 5, 2007

                                 MAGNETEK, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                1-10233                 95-3917584
-----------------------------   ------------      ---------------------------
(State or other jurisdiction    (Commission            (IRS Employer
      of incorporation)         File Number)         Identification No.)



           N49 W13650 Campbell Drive, Menomonee Falls, Wisconsin 53041
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (262) 783-3500

         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02  Compensatory Arrangements With Certain Officers

         On January 5, 2007, upon recommendation of the Compensation Committee, the Board of Directors of Magnetek, Inc. (the "Company") approved new compensatory arrangements with certain of its executive officers.

         The Company entered into an Incentive Bonus Agreement with David P. Reiland, President and Chief Executive Officer, pursuant to which Mr. Reiland shall be eligible to receive certain quarterly bonuses, the amount of which shall be based on the value of the Company's common stock. A complete copy of the Incentive Bonus Agreement is attached hereto as Exhibit 10.01.

         Additionally, the Company amended the Change of Control Agreement (the "Change of Control Amendment") in effect for each of Mr. Reiland, Peter M. McCormick, its Executive Vice President and Chief Operating Officer, and Marty
J. Schwenner, its Vice President and Chief Financial Officer. The Change of Control Amendment amends, among other things, the provision related to "excess parachute payments." A complete copy of the form of Change of Control Amendment entered into with each of Mssrs. Reiland, McCormick and Schwenner is attached hereto as Exhibit 10.02.

Item 9.01  Financial Statements and Exhibits

         (c)      Exhibits

     10.01 Incentive Bonus Agreement entered into on January 5, 2007 between David P. Reiland and the Company.

     10.02 Form of Amendment No. 1 to Change of Control Agreement effective as of January 5, 2007.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MAGNETEK, INC.


Date:  January 10, 2007          By:/s/ David Reiland
                                    --------------------------------------
                                    David Reiland
                                    President & Chief Executive Officer